FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, T. Timothy Ryan, Jr., member of the Board of Directors of First Great-West Life & Annuity Insurance Company, a New York corporation, do hereby constitute and appoint R.G. Schultz and G.R. Derback, and each of them, as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities to execute registration statements of COLI VUL-4 Series Account of First Great-West Life & Annuity Insurance Company on Form N-6 (relating to the First Great-West Life & Annuity Insurance Company Individual Retirement Bonus Product), or any successor form of registration statement of the Securities and Exchange Commission, filed under the Securities Act of 1933 and/or the Investment Company Act of 1940, and any and all amendments thereto, with all exhibits, instruments, and other documents necessary or appropriate in connection therewith, and to file with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all and every act and thing requisite to all intents and purposes that said attorney in fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of September, 2009.

/s/ T. Timothy Ryan, Jr.
T. Timothy Ryan, Jr.
Member, Board of Directors
First Great-West Life & Annuity Insurance Company

Witness:

Meg Jennings
Name:  Meg Jennings